UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2019

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY		14209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 882-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      As previously reported, on December 19, 2018, the Board of Directors of the Company (the “Board”) appointed Filip J.L. Gydé as President and Chief Executive Officer of the Company (principal executive officer) and a member of the Board of Directors with an effective starting date of March 1, 2019.

In connection with his appointment as the President and Chief Executive Officer of the Company, the Compensation Committee and the Board also approved an amended and restated employment agreement for Mr. Gydé, including an annex between him and the Company regarding the terms and conditions as they may relate to his services that are provided as President and Chief Executive Officer in the United States.

In connection with his appointment as President and Chief Executive Officer, Mr. Gydé will receive an annual base salary of EUR 395,357.00 ($450,000 equivalent as of the date of the agreement) that will be split equally between the Company and the Belgian subsidiary. During 2019 Mr. Gydé will be eligible to receive an annual cash bonus with a target of EUR 395,357.00 ($450,000 equivalent as of the date of the agreement). He will receive an annual cash bonus payment of at least EUR 197,678.50 for the 2019 calendar year. The cash incentive target is limited to 2019 calendar year only. In addition, Mr. Gydé will continue to participate in all benefit plans made available to Belgian employees generally under Belgian law to the extent such participation is permissible under applicable law and the terms of the relevant plan, including assurances to permit continued participation in Belgian social security. Mr. Gydé will not be eligible to participate in any Company executive or supplemental retirement plans, deferred compensation arrangements or U.S. health or medical insurance plan. Mr. Gydé will also be entitled to reimbursement for reasonable travel and housing expenses incurred in connection with travel on Company business.

Each party may terminate the employment agreement in accordance with the provisions of the Belgian law of July 3, 1978 relating to employment contracts. Any termination indemnities that may be due and owing to Mr. Gydé will take into account the co-employment between the Company and the Belgian subsidiary and will be done according to the transitional provisions as included in the articles 67, 68 and 69 of the Belgian law of 26 December 2013 regarding the introduction of a unified statute, with the period May 1, 1987 until December 31, 2013 fully to be taken into account and severance payments to be calculated under the scheme of article 68 of said legislation.

The foregoing description of the employment agreement (together with Annex) with Mr. Gydé does not purport to be complete and is qualified in its entirety by reference to the employment agreement and Annex with Mr. Gydé which is attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated March 1, 2019, between Computer Task Group, Incorporated, Computer Task Group Belgium NV and Filip J.L. Gydé.

10.2	Annex to Employment Agreement described in 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INC.

March 4, 2019	By:	/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel &
Secretary